UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 28, 2011
BROOKS AUTOMATION, INC.
(Exact name of registrant as specified in its charter)
DELAWARE

(State or other jurisdiction of incorporation)

0-25434	04-3040660

(Commission File Number)	(IRS Employer Identification No.)

15 Elizabeth Drive, Chelmsford, MA	01824

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (978) 262-2400.
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.
On June 28, 2011, Brooks Automation, Inc. (“Brooks” or the “Company”) completed the previously announced sale of the assets (the “Asset Sale”) related to Brooks’ contract manufacturing business (the “Business”) pursuant to the Master Purchase and Sale Agreement (the “Asset Sale Agreement”), dated as of April 20, 2011, with Celestica Oregon LLC (“Celestica Oregon”), 2281302 Ontario Inc. (together with Celestica Oregon, the “Buyers”) and, solely for the limited purposes set forth in the Asset Sale Agreement, Celestica, Inc. The Business includes, among other things, all of Brooks’ equity interest in Brooks Automation Limited, a limited liability company organized under the laws of Hong Kong and a wholly owned subsidiary of Brooks, which in turn owns all of the outstanding shares of capital stock of Brooks Automation (Wuxi) Limited, a wholly foreign owned enterprise established in Wuxi, Jiangsu Province, People’s Republic of China.
Pursuant to the Asset Sale Agreement, on June 28, 2011, the date of the closing of the Asset Sale (the “Closing”), the Buyers paid Brooks a total purchase price of $78.0 million in cash plus approximately $1.3 million in cash, which represented the cash balances held by Brooks Automation (Wuxi) Limited and Brooks Automation Limited as of the closing date. In addition, the purchase price is subject to a post-closing working capital normalizing adjustment. Brooks and the Buyers have also entered into certain commercial supply and license agreements at the Closing that will govern the ongoing relationship between the Buyers and Brooks going forward. Pursuant to those commercial supply and license agreements, Brooks will supply the Buyers with certain products and will license certain intellectual property needed to run the Business to the Buyers, and the Buyers will supply certain products to Brooks. Pursuant to the Asset Sale Agreement, the Buyers have also agreed to assume certain liabilities related to the Business.
The Asset Sale and the other transactions contemplated thereby were approved by the Company’s Board of Directors on April 18, 2011. The purchase price and other terms of the Asset Sale were negotiated on an arms-length basis and determined as part of a competitive bidding sales process for the Business, which involved discussions by the Company and its financial advisor with a number of potential buyers.
The foregoing description of the Asset Sale is not complete and is subject to and qualified in its entirety by reference to the text of the Asset Sale Agreement, which was filed as Exhibit 2.1 to the Brooks Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 26, 2011.
Item 7.01 REGULATION FD DISCLOSURE.
On June 28, 2011, the Company announced updated revenue, net income and adjusted earnings per share guidance for its fiscal quarter ending June 30, 2011. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.2 to this Current Report on Form 8-K.
The information in this Item 7.01 (including Exhibit 99.2) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
     (b) Pro Forma Financial Information.
The Company’s unaudited pro forma condensed consolidated statements of operations for the six months ended March 31, 2011 and fiscal year ended September 30, 2010, the unaudited pro forma condensed consolidated balance sheet as of March 31, 2011, and the notes to the unaudited pro forma condensed consolidated financial statements are furnished as Exhibit 99.1 to this report.
These unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or the financial position that would have been achieved had the Asset Sale been consummated as of the dates indicated or of the results that may be obtained in the future. These unaudited pro forma condensed consolidated financial statements and the accompanying notes should be read together with (1) the Company’s audited consolidated financial statements and accompanying notes, as of and for the fiscal year ended September 30, 2010, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010, which was filed with the SEC on November 23, 2010 and (2) the Company’s unaudited condensed consolidated financial statements and accompanying notes as of and for the six months ended March 31, 2011 and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011, which was filed with the SEC on May 5, 2011.
     (d) See the Exhibit Index attached to this Current Report on Form 8-K, which is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKS AUTOMATION, INC.
Date: June 29, 2011	/s/ Jason W. Joseph
Jason W. Joseph
Vice President, General Counsel and Secretary

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION OF EXHIBITS

2.1	Master Purchase and Sale Agreement, dated as of April 20, 2011, by and among Brooks Automation, Inc., Celestica Oregon LLC, 2281302 Ontario Inc. and, for the limited purposes set forth on the signature page thereto, Celestica Inc. Filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on April 26, 2011 and incorporated herein by reference.

99.1	Unaudited pro forma condensed consolidated statements of operations for the six months ended March 31, 2011 and the fiscal year ended September 30, 2010, and the unaudited pro forma condensed consolidated balance sheet as of March 31, 2011.

99.2	Press release issued on June 28, 2011 by Brooks Automation, Inc.

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